UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 20, 2007
Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania	15650-0231

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 539-5000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 2.02	Results of Operations and Financial Condition

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Item 8.01	Other Events

Item 9.01	Financial Statements and Exhibits

Item 2.02 Results of Operations and Financial Condition
On July 25, 2007, Kennametal Inc. (the Company) issued a press release announcing financial results for its fourth quarter and year ended June 30, 2007.
The press release contains certain non-GAAP financial measures. The following GAAP financial measures have been presented excluding special items: gross profit, operating expense, operating income, income from continuing operations, net income and diluted earnings per share. These special items include: (1)(a) gain on sale of J&L, (b) J&L transaction-related charges, (c) loss on divestiture of Electronics, (d) tax impact of cash repatriation under AJCA, (e) CPG goodwill impairment and transaction-related charges, (f) loss on sale of Presto and (g) favorable resolution of tax contingencies for the three months and year ended June 30, 2006 and (2)(a) Electronics impairment and divestiture-related charges, (b) loss on divestiture of CPG and transaction-related charges and (c) adjustment on J&L divestiture and transaction-related charges for the year ended June 30, 2007. Management excludes these items in measuring and compensating internal performance to more easily compare the Company’s financial performance period-to-period. The press release also contains adjusted free operating cash flow and adjusted return on invested capital, which are also non-GAAP measures and are defined below.
Management believes that presentation of these non-GAAP financial measures provides useful information about the results of operations of the Company for the current period and past periods. Management believes that investors should have available the same information that management uses to assess operating performance, determine compensation and assess the capital structure of the Company. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.
Adjusted Free Operating Cash Flow
Free operating cash flow is a non-GAAP financial measure and is defined by the Company as cash provided by operations (in accordance with GAAP) less capital expenditures plus proceeds from disposals of fixed assets. Management considers free operating cash flow to be an important indicator of Kennametal’s cash generating capability because it better represents cash generated from operations that can be used for strategic initiatives (such as acquisitions), dividends, debt repayment and other investing and financing activities. Management has further adjusted free operating cash flow for the following significant unusual cash items: income taxes paid (refunded), repayments of accounts receivable securitization program and pension funding. Management considers adjusted free operating cash flow to be an important indicator of Kennametal’s cash generating capability because it excludes significant unusual items.
Adjusted Return on Invested Capital
Adjusted Return on Invested Capital is a non-GAAP financial measure and is defined by the Company as the previous 12 months’ net income, adjusted for interest expense, securitization fees, minority interest expense and special items, divided by the sum of the previous 12 months’ average balances of debt, securitized accounts receivable, minority interest and shareowners’ equity. Management believes that this financial measure provides additional insight into the underlying capital structure and performance of the Company. Management utilizes this non-GAAP measure in determining compensation and assessing the operations of the Company. The most directly comparable GAAP measure is return on invested capital calculated utilizing GAAP net income.
A copy of the Company’s earnings announcement is furnished under Exhibit 99.1 attached hereto. Reconciliations of the above non-GAAP financial measures are included in the earnings announcement.
Additionally, during our quarterly teleconference we may use various non-GAAP financial measures to describe the underlying operating results. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies. Accordingly, we have compiled below certain reconciliations as required by Regulation G.

Adjusted EBIT
EBIT is an acronym for Earnings Before Interest and Taxes and is a non-GAAP financial measure. The most directly comparable GAAP measure is net income. However, we believe that EBIT is widely used as a measure of operating performance and we believe EBIT to be an important indicator of the Company’s operational strength and performance. Nevertheless, the measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining liquidity that is calculated in accordance with GAAP. Additionally, Kennametal will adjust EBIT for minority interest expense, interest income, securitization fees, pre-tax income from discontinued operations and special items. Management uses this information in reviewing operating performance and in determining compensation.
Primary Working Capital
Primary working capital is a non-GAAP financial measure and is defined as accounts receivable, net plus inventories, net minus accounts payable. The most directly comparable GAAP measure is working capital, which is defined as current assets less current liabilities. We believe primary working capital better represents Kennametal’s performance in managing certain assets and liabilities controllable at the business unit level and it is used as such for internal performance measurement.
Debt to Capital
Debt to equity in accordance with GAAP is defined as total debt divided by shareowners’ equity. Debt to capital is a non-GAAP financial measure and is defined by Kennametal as total debt divided by total shareowners’ equity plus minority interest plus total debt. Management believes that this financial measure provides additional insight into the underlying capital structure and performance of the Company.
EBIT RECONCILIATION (Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
(in thousands, except percents)	2007	2006	2007	2006

Net income, as reported	$62,093	$164,196	$174,243	$256,283
Net income as a percent of sales	9.4%	26.8%	7.3%	11.0%

Add back:
Interest expense	7,513	7,478	29,141	31,019
Tax expense	23,014	123,536	70,469	172,902
Tax (benefit) expense on discontinued operations	—	(20,110)	135	(19,743)

EBIT	92,620	275,100	273,988	440,461

Additional adjustments:
Minority interest expense	229	525	2,185	2,566
Interest income	(1,101)	(1,821)	(5,676)	(4,838)
Securitization fees	5	1,288	38	4,764
Pre-tax income from discontinued operations	—	(1,896)	(1,178)	(2,765)
Special Items:
Gain on sale of J&L	—	(233,949)	—	(233,949)
J&L transaction-related charges	—	4,510	—	6,381
Loss on divestiture of Electronics	—	21,965	—	21,965
CPG goodwill impairment and transaction-related charges	—	11,481	—	16,511
Loss on sale of Presto	—	1,410	—	9,457
Electronics impairment and divestiture-related charges	—	—	3,072	—
Loss on sale of CPG and transaction-related charges	—	—	570	—
Adjustment on J&L divestiture and transaction-related charges	—	—	2,019	—

Adjusted EBIT	$91,753	$78,613	$275,018	$260,553

Adjusted EBIT as a percent of sales	14.0%	12.8%	11.5%	11.2%

3

PRIMARY WORKING CAPITAL RECONCILIATION (Unaudited):

	June 30,	June 30,
(in thousands)	2007	2006

Current assets	$1,016,502	$1,086,857
Current liabilities	484,932	462,199

Working capital in accordance with GAAP	$531,570	$624,658

Excluding items:
Cash and cash equivalents	(50,433)	(233,976)
Other current assets	(95,766)	(131,218)

Total excluded current assets	(146,199)	(365,194)

Adjusted current assets	870,303	721,663

Current maturities of long-term debt and capital leases, including notes payable	(5,430)	(2,214)
Other current liabilities	(290,201)	(335,078)

Total excluded current liabilities	(295,631)	(337,292)

Adjusted current liabilities	189,301	124,907

Primary working capital	$681,002	$596,756

As a percent of sales	28.5%	25.6%
DEBT TO CAPITAL RECONCILIATION (Unaudited):

	June 30,	June 30,
(in thousands)	2007	2006

Total debt	$366,829	$411,722
Total Shareowners’ equity	1,484,467	1,295,365

Debt to equity, GAAP	24.7%	31.8%

Total debt	$366,829	$411,722
Minority interest	17,624	14,626
Total shareowners’ equity	1,484,467	1,295,365

Total capital	$1,868,920	$1,721,713

Debt to capital	19.6%	23.9%

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
(b) On July 20, 2007, Ronald C. Keating, Vice President and President, Metalworking Solutions and Services Group (MSSG) notified the Company of his intention to resign from the Company effective as of August 17, 2007. Mr. Keating is leaving the Company to join a privately held company. The Company intends to engage an executive search firm to assist with a search for a new President, MSSG. The search will include both internal and external candidates.
Item 8.01 Other Events
On July 24, 2007, the Company announced that the Board has elected Gary W. Weismann to serve as Vice President and President, Advanced Materials Solutions Group (AMSG) effective as of August 1, 2007. Mr. Weismann has been with Kennametal for approximately 19 years and most recently served as the Vice President, General Manager of Energy, Mining & Construction Solutions Group (EMCSG), which is part of AMSG. In his new role, Mr. Weismann will assume direct responsibility for the oversight of AMSG operations and will continue to report directly to Mr. Cardoso.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1    Fiscal 2007 Fourth Quarter Earnings Announcement

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: July 25, 2007	By:	/s/ Wayne D. Moser

Wayne D. Moser Vice President Finance and Corporate Controller